EXHIBIT 99



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Skibo Financial Corp.                               Contact:  Walter G. Kelly
First Carnegie Deposit                                        President
Carnegie, Pennsylvania                                        (412) 276-2424






                              For Immediate Release
                                 April 18, 2000


                         SKIBO FINANCIAL CORP. ANNOUNCES
                            STOCK REPURCHASE PROGRAM

         Carnegie, Pennsylvania -- April 18, 2000 -- Walter G. Kelly, President of Skibo Financial Corp., Carnegie, Pennsylvania (Nasdaq "SKBO"), the holding company of First Carnegie Deposit, announced today that its Board of Directors has adopted a stock repurchase plan covering up to 10% of its 1,389,363 outstanding shares of common stock held by persons other than Skibo Bancshares, M.H.C., its mutual holding company. The authorization of this plan was previously announced. This press release announces the implementation of the plan.

         The repurchases will be made from time to time, subject to the availability and price of stock. Repurchased shares will become authorized but unissued shares and will be utilized for general corporate and other purposes, including the issuances of shares in connection with the exercise of stock options.